UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2025

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information appearing below under the heading “Preliminary Fourth Quarter and Fiscal Year 2025 Results” in Item 7.01 regarding Movado Group, Inc.’s (the “Company”) fourth quarter and fiscal year ended January 31, 2025, is incorporated herein by reference.

The information under this Item 2.02 is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In late January 2025, the Company became aware of allegations of misconduct within the Dubai branch (the “Dubai Branch”) of the Company’s Swiss subsidiary, MGI Luxury Group Sárl, related to sales to certain customers in the Middle East, India & Asia Pacific region (the “Affected Region”). Promptly thereafter, the Company retained outside counsel to conduct an investigation into these allegations. Based on that investigation, which is now substantially complete, the Company has determined that the former managing director of the Dubai Branch, who oversaw the Affected Region, as well as certain employees under his direction, took actions that resulted in an overstatement of sales, premature recognition of sales, and underreporting of credit notes (e.g., sales discounts) owed to customers in the Affected Region. These actions included the use of a third-party warehouse unknown to the Company’s management to facilitate the premature recognition of sales, and the falsification of documents to circumvent internal controls. The conduct occurred over a period of approximately five years (beginning with the Company’s fiscal year ended January 31, 2021). The investigation has not identified any impact to reported sales to customers in other regions, nor has the investigation identified any knowledge of, or participation in, the misconduct by Company employees (whether members of management or otherwise) outside of the Affected Region. The Company has terminated the now former managing director of the Dubai Branch.

The Company has concluded that its historical consolidated financial statements for the fiscal years ended January 31, 2024, 2023 and 2022, and the interim periods within fiscal years 2025 and 2024 (the “Affected Periods”), require restatement to properly record the extent and timing of sales earned and credits issued during the relevant time period. Additionally, the restated interim periods of fiscal 2025 reflect a reduction in operating expenses as a result of the reversal of certain accruals due to the lower adjusted operating results. As a result, the Company is including restated unaudited consolidated financial information for the Affected Periods under the heading “Supplemental Schedules” below. The misstatements did not impact the Company’s cash flows or compliance with the debt covenants in the Company’s credit agreement.

In the course of the investigation referred to above, management identified a material weakness in internal control over financial reporting, wherein the Company’s risk assessment process did not properly assess the risks associated with the lack of functional segregation of duties in the Company’s Dubai Branch. Management has concluded that the Company’s internal control over financial reporting and disclosure controls and procedures for the Affected Periods were not effective. The Company has begun and will continue to implement changes designed to improve its internal control over financial reporting and to remediate the material weakness, including implementing changes to the organizational structure in the Affected Region to mitigate the risk of inappropriate influence being applied to circumvent existing controls. In addition to these remedial actions, the Company is committed to reinforcing its policies and procedures, continuing controls monitoring, deploying additional trainings, and taking additional measures to modify, or add to, these remediation measures, as necessary.

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On April 9, 2025, after considering the recommendations of the Company’s management team and discussion with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), the Audit Committee of the board of directors of the Company concluded that the consolidated financial statements for the Affected Periods should no longer be relied upon due to the findings described above. Any previously issued or filed reports, press releases, earnings releases and investor presentations or other communications describing the Company’s consolidated financial statements and other related financial information covering the Affected Periods should also no longer be relied upon.

Additionally, the Audit Committee concluded that the opinion of PwC on the Company’s consolidated financial statements as of January 31, 2024 and 2023, and for each of the three years in the period ended January 31, 2024, management’s report on internal control over financial reporting for the fiscal year ended January 31, 2024, and PwC’s opinion on the effectiveness of the Company’s internal control over financial reporting as of January 31, 2024, should no longer be relied upon.

Supplemental Schedules

The following unaudited financial information presents the impact of the findings described above on the Company’s consolidated balance sheets and consolidated statements of operations for the periods reported. In light of the material weakness described above, management performed additional analysis and other procedures to ensure that the unaudited financial information was prepared in accordance with U.S. generally accepted accounting principles.

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Balance Sheets

	January 31, 2024	January 31, 2024	January 31, 2024	January 31, 2023	January 31, 2023	January 31, 2023
(In thousands)	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
ASSETS
Trade receivables, net	$104,472	$(18,428)	$86,044	$94,282	$(10,216)	$84,066
Inventories	148,031	5,859	153,890	186,203	3,882	190,085
Income taxes receivable	11,354	(15)	11,339	10,908	(53)	10,855
Total current assets	543,878	(12,584)	531,294	567,189	(6,387)	560,802
Total assets	769,082	(12,584)	756,498	787,705	(6,387)	781,318
LIABILITIES AND EQUITY
Income taxes payable	18,318	(1,676)	16,642	28,591	(845)	27,746
Total current liabilities	113,075	(1,676)	111,399	142,420	(845)	141,575
Shareholders' equity	516,798	(10,908)	505,890	507,606	(5,542)	502,064
Total equity	518,957	(10,908)	508,049	510,544	(5,542)	505,002
Total liabilities and equity	$769,082	$(12,584)	$756,498	$787,705	$(6,387)	$781,318

Statements of Operations

	Fiscal Year Ended January 31, 2024			Fiscal Year Ended January 31, 2023			Fiscal Year Ended January 31, 2022
(In thousands, except per share data)	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Net sales	$672,601	$(8,212)	$664,389	$751,898	$(7,689)	$744,209	$732,393	$(2,527)	$729,866
Cost of sales	302,207	(1,977)	300,230	318,003	(2,922)	315,081	313,328	(960)	312,368
Gross profit	370,394	(6,235)	364,159	433,895	(4,767)	429,128	419,065	(1,567)	417,498
Selling, general and administrative	315,689	—	315,689	313,541	—	313,541	301,574	—	301,574
Operating income	54,705	(6,235)	48,470	120,354	(4,767)	115,587	117,491	(1,567)	115,924
Non-operating income/(expense):
Other income, net	5,994	—	5,994	2,069	—	2,069	530	—	530
Interest expense	(497)	—	(497)	(518)	—	(518)	(688)	—	(688)
Income/(loss) before income taxes	60,202	(6,235)	53,967	121,905	(4,767)	117,138	117,333	(1,567)	115,766
Provision/(benefit) for income taxes	12,661	(869)	11,792	24,882	(622)	24,260	24,774	(170)	24,604
Net income/(loss)	47,541	(5,366)	42,175	97,023	(4,145)	92,878	92,559	(1,397)	91,162
Less: Net income attributable to noncontrolling interest	830	—	830	2,495	—	2,495	960	—	960
Net income/(loss) attributable to Movado Group, Inc.	$46,711	$(5,366)	$41,345	$94,528	$(4,145)	$90,383	$91,599	$(1,397)	$90,202
Basic income/(loss) per share:
Weighted basic average shares outstanding	22,221	22,221	22,221	22,504	22,504	22,504	23,190	23,190	23,190
Net income/(loss) per share attributable to Movado Group, Inc.	$2.10	$(0.24)	$1.86	$4.20	$(0.18)	$4.02	$3.95	$(0.06)	$3.89
Diluted income/(loss) per share:
Weighted diluted average shares outstanding	22,641	22,641	22,641	22,955	22,955	22,955	23,679	23,679	23,679
Net income/(loss) per share attributable to Movado Group, Inc.	$2.06	$(0.24)	$1.83	$4.12	$(0.18)	$3.94	$3.87	$(0.06)	$3.81

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	For the Three Months Ended April 30, 2023			For the Three Months Ended July 31, 2023			For the Three Months Ended October 31, 2023			For the Three Months Ended January 31, 2024
(In thousands, except per share data)	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Net sales	$144,905	$1,639	$146,544	$160,390	$(2,370)	$158,020	$187,686	$(3,614)	$184,072	$179,620	$(3,867)	$175,753
Cost of sales	62,902	909	63,811	71,104	(614)	70,490	85,358	(1,088)	84,270	82,843	(1,184)	81,659
Gross profit	82,003	730	82,733	89,286	(1,756)	87,530	102,328	(2,526)	99,802	96,777	(2,683)	94,094
Selling, general and administrative	71,104	—	71,104	79,638	—	79,638	81,636	—	81,636	83,311	—	83,311
Operating income	10,899	730	11,629	9,648	(1,756)	7,892	20,692	(2,526)	18,166	13,466	(2,683)	10,783
Non-operating income/(expense):
Other income, net	1,025	—	1,025	1,537	—	1,537	1,632	—	1,632	1,800	—	1,800
Interest expense	(113)	—	(113)	(113)	—	(113)	(135)	—	(135)	(136)	—	(136)
Income/(loss) before income taxes	11,811	730	12,541	11,072	(1,756)	9,316	22,189	(2,526)	19,663	15,130	(2,683)	12,447
Provision/(benefit) for income taxes	2,534	104	2,638	2,885	(245)	2,640	4,519	(353)	4,166	2,723	(375)	2,348
Net income/(loss)	9,277	626	9,903	8,187	(1,511)	6,676	17,670	(2,173)	15,497	12,407	(2,308)	10,099
Less: Net income/(loss) attributable to noncontrolling interest	149	—	149	138	—	138	281	—	281	262	—	262
Net income/(loss) attributable to Movado Group, Inc.	$9,128	$626	$9,754	$8,049	$(1,511)	$6,538	$17,389	$(2,173)	$15,216	$12,145	$(2,308)	$9,837
Basic income/(loss) per share:
Weighted basic average shares outstanding	22,226	22,226	22,226	22,231	22,231	22,231	22,209	22,209	22,209	22,218	22,218	22,218
Net income/(loss) per share attributable to Movado Group, Inc.	$0.41	$0.03	$0.44	$0.36	$(0.07)	$0.29	$0.78	$(0.10)	$0.69	$0.55	$(0.10)	$0.44
Diluted income/(loss) per share:
Weighted diluted average shares outstanding	22,672	22,672	22,672	22,616	22,616	22,616	22,677	22,677	22,677	22,708	22,708	22,708
Net income/(loss) per share attributable to Movado Group, Inc.	$0.40	$0.03	$0.43	$0.36	$(0.07)	$0.29	$0.77	$(0.10)	$0.67	$0.53	$(0.10)	$0.43

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	For the Three Months Ended April 30, 2024			For the Three Months Ended July 31, 2024			For the Three Months Ended October 31, 2024
(In thousands, except per share data)	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Net sales	$136,669	$(2,290)	$134,379	$159,313	$(2,313)	$157,000	$182,727	$(2,203)	$180,524
Cost of sales	61,156	303	61,459	72,948	(1,200)	71,748	84,331	(437)	83,894
Gross profit	75,513	(2,593)	72,920	86,365	(1,113)	85,252	98,396	(1,766)	96,630
Selling, general and administrative	72,202	(1,400)	70,802	83,335	(725)	82,610	91,846	(1,249)	90,597
Operating income	3,311	(1,193)	2,118	3,030	(388)	2,642	6,550	(517)	6,033
Non-operating income/(expense):
Other income, net	2,172	—	2,172	1,877	—	1,877	1,522	—	1,522
Interest expense	(118)	—	(118)	(110)	—	(110)	(144)	—	(144)
Income/(loss) before income taxes	5,365	(1,193)	4,172	4,797	(388)	4,409	7,928	(517)	7,411
Provision/(benefit) for income taxes	2,302	(269)	2,033	936	(93)	843	2,495	(130)	2,365
Net income/(loss)	3,063	(924)	2,139	3,861	(295)	3,566	5,433	(387)	5,046
Less: Net income/(loss) attributable to noncontrolling interest	172	(48)	124	140	(43)	97	383	(164)	219
Net income/(loss) attributable to Movado Group, Inc.	$2,891	$(876)	$2,015	$3,721	$(252)	$3,469	$5,050	$(223)	$4,827
Basic income/(loss) per share:
Weighted basic average shares outstanding	22,253	22,253	22,253	22,303	22,303	22,303	22,283	22,283	22,283
Net income/(loss) per share attributable to Movado Group, Inc.	$0.13	$(0.04)	$0.09	$0.17	$(0.01)	$0.16	$0.23	$(0.01)	$0.22
Diluted income/(loss) per share:
Weighted diluted average shares outstanding	22,673	22,673	22,673	22,658	22,658	22,658	22,559	22,559	22,559
Net income/(loss) per share attributable to Movado Group, Inc.	$0.13	$(0.04)	$0.09	$0.16	$(0.01)	$0.15	$0.22	$(0.01)	$0.21

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Item 7.01	Regulation FD Disclosure.

Preliminary Fourth Quarter and Fiscal Year 2025 Results

In order to provide additional context regarding the impact of the findings described in Item 4.02 above, the Company is providing the following summary of the results that the Company expects to report for the fourth quarter and full year of fiscal 2025. The amounts included in this summary are estimates only and are subject to change in the final fourth quarter and full-year fiscal 2025 financial information that the Company will release on April 16, 2025.

For the fourth quarter of fiscal 2025, the Company expects to report net sales of $181.5 million as compared to $175.8 million (restated) in the prior year period, gross margin of 54.2% as compared to 53.5% (restated) in the prior year period, and operating income of $9.2 million as compared to $10.8 million (restated) in the prior year period. Operating income for the fourth quarter of fiscal 2025 was negatively impacted in the amount of $4.3 million as a result of provisions associated with cost savings initiatives as well as professional fees related to the Dubai Branch investigation. For fiscal year 2025, the Company expects to report net sales of $653.4 million as compared to $664.4 million (restated) in the prior year period, gross margin of 54.0% as compared to 54.8% (restated) in the prior year period, and operating income of $20.0 million as compared to $48.5 million (restated) in the prior year period. Operating income for fiscal year 2025 was negatively impacted by $7.1 million as a result of provisions associated with cost savings initiatives as well as professional fees related to the Dubai Branch investigation. The Company maintains a strong balance sheet with expected cash of $208.5 million and no debt as of January 31, 2025.

Quarterly Dividend

On April 11, 2025, the board of directors of the Company approved the payment on May 6, 2025, of a cash dividend in the amount of $0.35 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on April 22, 2025.

The information under this Item 7.01 is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Initial Notification of Voluntary Disclosure to OFAC

In the course of the investigation described above, the Company also learned of information indicating that certain sales were made by employees of the Dubai Branch to third-party distributors that, in turn, resold those products to businesses in Iran, potentially in violation of applicable sanctions regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC). Although the Company is continuing to conduct an internal review into this matter, based upon the results of the review completed to date, the Company does not believe that the amount of any loss incurred as a result of this matter would be material to its business, financial condition, results of operations or cash flows. On April 10, 2025, the Company made an initial voluntary submission to OFAC regarding this matter, and, once the review is complete, the Company intends to report to OFAC.

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Forward Looking Statements

This current report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this current report that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to, the significance and scope of the restatement, the timing of completion of the restatement, the effects of the restatement on the prior financial statements or financial results, our ability to implement and maintain effective internal control over financial reporting in the future, plans to remediate the material weakness with respect to the Company’s internal control over financial reporting and disclosure controls and procedures, general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, including inflation, elevated interest rates, increased commodity prices and tightness in the labor market, trends in consumer debt levels and bad debt write-offs, general uncertainty related to geopolitical concerns, the impact of international hostilities, including the Russian invasion of Ukraine and war in the Middle East, on global markets, economies and consumer spending, on energy and shipping costs, and on the Company’s supply chain and suppliers, supply disruptions, delivery delays and increased shipping costs, defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, evolving stakeholder expectations and emerging complex laws on environmental, social, and governance matters, changes in consumer preferences and popularity of particular designs, new product development and introduction, decrease in mall traffic and increase in e-commerce, the ability of the Company to successfully implement its business strategies, competitive products and pricing, including price increases to offset increased costs, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the possible impairment of acquired intangible assets, risks associated with the Company’s minority investments in early-stage growth companies and venture capital funds that invest in such companies, the continuation of the Company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation and administrative proceedings, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, complex and quickly-evolving regulations regarding privacy and data protection, the continued availability to the Company of financing and credit on favorable terms, business disruptions, and general risks associated with doing business internationally, including, without limitation, import duties, tariffs (including retaliatory tariffs), quotas, political and economic stability, changes to existing laws or regulations, and impacts of currency exchange rate fluctuations and the success of hedging strategies related thereto, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this current report are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward-looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2025

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President, General Counsel and Secretary

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